PURCHASE AND SALE CONTRACT

between

AFG REALTY CORPORATION, AS TRUSTEE
OF AFG WASHINGTON OWNER’S TRUST

and

INTREPID REAL ESTATE, LLC

as of November __, 2003

Table of Contents

		Page

ARTICLE 1.	Description of Property	1
ARTICLE 2.	Sale Subject to Leases	2
ARTICLE 3.	Purchase Price and Payment	2
ARTICLE 4.	Form of Conveyance	2
ARTICLE 5.	Closing	3
ARTICLE 6.	Approvals and Conditions to Buyer's Obligations	6
ARTICLE 7.	Conditions to Closing	9
ARTICLE 8.	Default	10
ARTICLE 9.	Condition at Closing and Extensions	12
ARTICLE 10.	Entire Agreement Herein	12
ARTICLE 11.	Damage or Destruction: Condemnation	12
ARTICLE 12.	Representations and Warranties of Seller	13
ARTICLE 13.	Maintenance; New Leases	16
ARTICLE 14.	Apportionment of Taxes and Other Charges	17
ARTICLE 15.	Broker	19
ARTICLE 16.	Representations, Warranties, Indemnifications and Covenants at Closing	19
ARTICLE 17.	Recording	19
ARTICLE 18.	Notices	19
ARTICLE 19.	Captions	20
ARTICLE 20.	Successors and Assigns	21
ARTICLE 21.	Closing Costs	21
ARTICLE 22.	Governing Law	21
ARTICLE 23.	Multiple Counterparts	21
ARTICLE 24.	Representations and Warranties of Buyer	21
ARTICLE 25.	Post-Closing Obligations	22
ARTICLE 26.	Duties and Responsibilities of Escrow Agent	22
ARTICLE 27.	Underground Tanks	23
ARTICLE 28.	Character of Soil	24
ARTICLE 29.	Attorneys' Fees	24
ARTICLE 30.	Rental Housing Conversion and Sale Act of 1980 / Alternative Closing Procedure	24
ARTICLE 31.	Recourse	25

Exhibits

Exhibit A	Description of Real Property
Exhibit A-1	Permitted Encumbrances
Exhibit B	Personal Property
Exhibit C	Leases and Rent Roll
Exhibit D	Form of Deed
Exhibit E	Form of Bill of Sale
Exhibit F	Form of Assignment and Assumption Agreement re: Leases
Exhibit G	Form of Assignment and Assumption Agreement re: Contracts
Exhibit H	Form of FIRPTA Affidavit
Exhibit I	Operating Contracts
Exhibit J	Form of Notice to Tenants
Exhibit K	Form of Notice to Vendors
Exhibit L	Section 6045 Designation
Exhibit M	Form of Estoppel Certificate
Exhibit N	TOPA Letter

PURCHASE AND SALE CONTRACT

THIS AGREEMENT (this “Agreement” or this “Contract”) made as of the date that Seller signs this Agreement set forth opposite Seller’s signature (the “Effective Date”), by and between AFG REALTY CORPORATION, AS TRUSTEE OF AFG WASHINGTON OWNER’S TRUST (the “Trust”), a nominee trust formed under the laws of the Commonwealth of Massachusetts having an office c/o American Finance Group, 200 Nyala Farms, Westport, CT 06880-6267 (hereinafter referred to as "Seller"), and Intrepid Real Estate LLC, a District of Columbia limited liability company (“Buyer”).

WITNESSETH THAT, Seller owns the land described on Exhibit A attached hereto and made a part hereof together with the buildings and improvements thereon and appurtenances thereto, located in Washington, District of Columbia and commonly known as 2807 Connecticut Avenue, N.W. (the “Realty”).

WITNESSETH FURTHER THAT, Seller desires to sell and Buyer desires to purchase the Property (as hereinafter defined) on the terms and subject to the conditions set forth herein.

WITNESSETH FURTHER THAT, for the consideration hereinafter named, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties do hereby agree as follows:

ARTICLE 1. Description of Property: Seller agrees to sell and Buyer agrees to buy upon the terms and conditions hereinafter set forth:

(i) The Realty together with all right, title and interest of Seller, if any, in and to any land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining such premises, together with all rights, privileges, rights of way and easements appurtenant to such premises, including, without limitation, all minerals, oil or gas on or under such premises, development rights, air rights, water rights and any easements, rights of way or other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining such premises (all of the foregoing, the "Real Property"), (ii) all buildings and other improvements located thereon (the "Improvements", and, together with the Real Property, the "Premises"), (iii) all items of personal property owned by Seller and located on the Premises or used exclusively in connection with the ownership or operation of the Premises, including, without implied limitation, those items listed on Exhibit B attached hereto and made a part hereof, all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof, the trade name “2807 Connecticut Avenue” ("the Trade Name"), and any telephone numbers assigned to the Trade Name (collectively, the "Personal Property"), and (iv) to the extent assignable by Seller, any intangible and other property now or hereafter owned by Seller and used in the ownership or operation of the Premises including, without limitation, all plans and specifications, surveys, catalogs, booklets, manuals, files, logs, records, correspondence, tenant lists, tenant prospect lists and other mailing lists, sales brochures and materials, leasing brochures and materials, advertising materials and other similar items, and all title inspections, studies and reports, market studies and similar inspections with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises, permits, licenses, approvals, guaranties, warranties, contracts, lease agreements, utility contracts or other rights relating to the ownership, use or operation of the Premises, all subject to the extent in Seller’s possession or control and to the extent assignable by Seller (collectively, the "Intangibles"). All items referred to in clauses (i), (ii), (iii) and (iv) are herein sometimes collectively referred to as the "Property".

ARTICLE 2. Sale Subject to Leases: Subject to the provisions of Article 4 hereof, the Premises will be conveyed subject to that certain lease together with any amendments, renewals, modifications, and extensions thereto and guarantees thereof (hereinafter called the "Lease") described in Exhibit C attached hereto and incorporated herein by reference, or as hereafter added with Buyer's consent pursuant to the provisions of Article 13 hereof.

ARTICLE 3. Purchase Price and Payment: (a) The total purchase price (the "Purchase Price") for the Property is $10,500,000.00 which shall be payable at the Closing, as hereinafter defined, in lawful currency of the United States of America in immediately available funds.

(a)   As security for Buyer's performance hereunder, a deposit of $100,000.00 (the “Initial Deposit”) shall be paid by Buyer upon execution of this Contract to Commercial Settlements, Inc. (“Escrow Agent” or “Title Company”). The First Deposit and the Second Deposit (defined below) deposited with Escrow Agent, together with all interest earned thereon and any deposit (together with all interest earned thereon) are collectively referred to herein as the "Deposit." The Deposit shall be deposited in a federally insured interest-bearing account and disbursed according to the terms of this Contract. Except as otherwise herein specifically provided, the Deposit shall be applied in reduction of the Purchase Price payable at the Closing.

(b)   As further security for Buyer's performance hereunder, on or prior to the expiration of the Due Diligence Period, the Buyer shall deliver an additional deposit in the amount of $100,000.00 to Escrow Agent (the “Second Deposit”).

ARTICLE 4. Form of Conveyance: (a) The Property shall be conveyed in fee simple absolute, by a good and sufficient special warranty deed (the "Deed") in substantially the form attached hereto and made a part hereof as Exhibit D, running to Buyer or, subject to the provisions of Article 20 hereof, to such assignee as Buyer designates by notice to Seller at least five (5) business days prior to the Closing. The Deed shall convey a good and clear record and marketable title to the Property, insurable on the ALTA Form B with standard printed exceptions deleted, and without exception for creditors’ rights at standard rates, free from all liens, encumbrances and encroachments from or on the Property except (i) those listed on Exhibit A-1 attached hereto and made a part hereof (the “Permitted Encumbrances”) and (ii) the Lease identified in Exhibit C attached hereto and made a part hereof. The Deed shall be in proper form for recording and shall be duly executed, acknowledged and delivered by Seller at the Closing, together with all necessary or applicable conveyance, gains and transfer tax forms and checks in payment of all conveyance, gains and transfer taxes.

(b)   The Personal Property shall be conveyed free of all encumbrances by a warranty bill of sale (the "Bill of Sale") in substantially the form attached hereto and made a part hereof as Exhibit E to be delivered by Seller to Buyer at Closing.

ARTICLE 5. Closing: (a) Unless extended pursuant to the terms of this Contract, the closing of the transactions contemplated hereunder (the "Closing") shall take place at 10:00 a.m. on the thirtieth (30th) business day after end of the Due Diligence Period (such date, as the same may be extended pursuant to the terms of this Contract, the "Closing Date"), in Washington, D.C. at the offices of the attorneys for Buyer or Buyer’s lender as elected by Buyer to Seller by notice prior to Closing or, at the election of either Seller or Buyer given no later than two (2) business days prior to Closing, by delivery of all documents, funds and other material in escrow to the Escrow Agent pursuant to closing instructions consistent with this Agreement and otherwise reasonably satisfactory to Seller and Buyer.

(b)   At the Closing, Seller shall deliver the following documents, reasonably satisfactory in form and substance to Buyer and Buyer’s counsel properly executed and acknowledged as required:

(i)The Deed;

(ii)The Bill of Sale;

(iii)An original of an Assignment and Assumption Agreement relating to the Lease and Security Deposit (hereinafter defined) in the form attached hereto and made a part hereof as Exhibit F (the "Lease Assignment");

(iv)Originals of the Lease, any renewals thereof, all amendments thereto, all guarantees thereof and all records and correspondence relating thereto;

(v)An original of an Assignment and Assumption Agreement in the form attached hereto and made a part hereof as Exhibit G relating to those Operating Contracts (as hereinafter defined), if any, which Buyer elects to assume in accordance with the provisions of Article 12(a)(xi) hereof (the "Contract Assignment") and originals of those Operating Contracts so assigned;

(vi)Originals or copies in Seller's possession or control of all warranties, guaranties and operating manuals, if any, with respect to the Property or the Lease, including without limitation, any from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repair or alteration of the Improvements, systems or any tenant improvements;

(vii)Originals or copies of all land use, environmental, traffic and building permits, licenses, variances and the like relating to the Property in Seller's possession or control and originals of all certificates of occupancy for all of the Improvements and all space included within the Improvements;

(viii)A certification of non-foreign status in the form attached hereto and made a part hereof as Exhibit H;

(ix)Evidence satisfactory to Buyer and to the Title Company that all necessary approvals and/or consents by the Seller and the beneficiaries of the Trust, and by any other required person(s), have been delivered and such other evidence satisfactory to Buyer and the Title Company of Seller's authority and good standing and the authority and good standing of the signatory on behalf of Seller to convey the Property pursuant to this Contract;

(x)Evidence of termination of all Operating Contracts not being assumed by Buyer;

(xi)Standard affidavit of the Title Company to delete any exceptions for parties in possession (other than the tenant under the Lease, as tenant only) and mechanics' or materialmen's liens from the owner's title insurance policy (the "Title Insurance"), and such other affidavits relating to the Title Insurance as the Title Company may reasonably request;

(xii)A certificate restating as of the Closing Date all of Seller's representations and warranties contained herein as being materially true and correct;

(xiii)A Rent Roll certified by Seller as being true, accurate and complete as of the Closing Date;

(xiv)An original of a closing statement setting forth the Purchase Price and the closing adjustments and prorations (the "Closing Statement");

(xv)Such transfer tax, gains or other similar forms required by law (including, without implied limitation, a Combined Real Property Deed Recordation Tax and Real Property Transfer Form (Form FP-7));

(xvi)Original tenant notification letter for Trustees of Boston University (“Boston University”) in the form of Exhibit J attached hereto and made a part hereof (the “Tenant Notice”), and original notification letters to all parties to operating and other contracts assigned to Buyer in the form of Exhibit K attached hereto and made a part hereof (the “Vendor Notices”);

(xvii)A Designation of Person Responsible for Tax Reporting under Internal Revenue Code Section 6045 in the form of Exhibit L annexed hereto designating Seller’s attorney or the Title Company as the party responsible for making the returns required under Internal Revenue Code Section 6045;

(xviii)Invoice of Transwestern Commercial Services, the Broker (to be paid by the Escrow Agent out of the Seller’s sale proceeds if, as and when the deed is recorded and purchase price paid to Seller, but not otherwise);

(xix)Keys to all locks at the Property; and

(xx)Such other instruments as Buyer may reasonably request consistent with the terms of this Contract, provided that Seller shall incur no additional liability in connection with such instruments.

(c)   At the Closing, Buyer shall deliver, or cause to be delivered, the following payment and documents, reasonably satisfactory in form and substance to Seller and Seller's counsel properly executed and acknowledged as required:

                              (i)The Purchase Price as adjusted pursuant to this Agreement;

                              (ii)An original of the Lease Assignment;

                               (iii)An original of the Contract Assignment;

                               (iv)An original of the Closing Statement;

                               (v)Original Tenant Notice and Vendor Notices;

(vi)Such transfer tax, gains or other similar forms required by law; and

(vii) Such other instruments as Seller may reasonably request consistent with the terms of this Contract, provided that Buyer shall incur no additional liability in connection with such instruments.

(d)   The Closing shall not be deemed to be completed until all documents and payments as aforesaid have been properly delivered (and recorded where appropriate) to the satisfaction of all parties.

ARTICLE 6. Approvals and Conditions to Buyer's Obligations:

(a)   Seller acknowledges the Buyer intends to conduct an investigation of the Property.

    (i)   Seller has delivered copies of the following items to Buyer prior to the Effective Date (collectively, the “Pre-Effective Date Due Diligence Items”):

       (a)   The Lease;

       (b)   Seller's owner's title insurance policy;

       (c)   Survey of the Property; and

       (d)   Form of license agreement used by Boston University.

    (ii)   Seller shall deliver to Buyer within five (5) business days from the Effective Date copies of the following to the extent the same exist and are in Seller’s possession or control (collectively, the “Post-Effective Date Due Diligence Items”):

(a)   Letter from LandAmerica Commonwealth dated April 14, 2003 providing a limited search report of the Land Records of the Recorders of Deeds for the District of Columbia for the period between June 30, 1995 and February 25, 2003 with respect to the Property (the “Title Update Letter”);

(b)   All documents referenced in the Title Update Letter;

(c)   Photograph of the Property from September, 1996;

(d)   Balance Sheet, Income Statement and Statement of Stockholders’ Equity Rollforward for AFG Washington for the years 1999-2002;

(e)   Fiscal year 2002 Boston University Financial Statements (the “BU Financial Statements”);

(f)   Lender’s policy of title insurance issued by Lawyer’s Title Insurance Corporation, dated January 30, 2003, insuring Bank of America, N.A.;

(g)   Land Use Restriction Agreement;

(h)   Permits and Certificates from 1995-1996;

(i)   Income, expense and other operating statements for the Property for calendar years 2000, 2001 and 2002, and the first five (5) months of calendar year 2003 and a budget reflecting estimated income and expenses for the Property for calendar year 2003;

(j)   All licenses and permits required or appropriate for the use and operation of the Property (the "Licenses and Permits"), including occupancy permits/certificates; and

(k)   As-built plans and specifications for the Premises (the “Plans and Specifications”).

The Pre-Effective Date Due Diligence Items and the Post-Effective Date Due Diligence Items are collectively referred to herein as the “Due Diligence Items.” Seller is providing the Due Diligence Items as an accommodation only, and, except as to item (d) and (i) above addressed in Article 12 below, hereby expressly disclaims any express or implied warranty as to the accuracy and/or completeness of the Due Diligence Items. Buyer acknowledges and agrees that it will rely solely on its own due diligence and on its experience as a sophisticated purchaser of commercial real estate in the District of Columbia and elsewhere in determining whether to consummate the purchase of the Property. The foregoing provisions shall survive the termination of this Agreement or the Closing.

(b)   Commencing on the date hereof, and subject to the limitations set forth in subsection (d) immediately below, Buyer shall have the right to perform and conduct such examinations and investigations of the Property as Buyer may desire, which may include, without limitation, examination of all structural and mechanical aspects thereof, review of any and all documentation with respect to the Property including without limitation its income and expenses, all Lease and tenant files, interviewing of tenants under the Lease, review of all records of repairs and capital improvements, examination of the title to the Property, conducting tests to determine the presence or absence of hazardous waste, asbestos, lead paint, radon and other similar materials and substances, reviewing a current as-built survey thereof, and determining the compliance of the Property with all applicable laws, rules, codes, regulations and covenants of record, including, without limitation, the LURA, and determining whether, and the extent to which, additional improvements may be constructed on the Real Property, provided, however, Seller’s consent shall be required prior to conducting any invasive examination or investigation of the Property, which consent shall not be unreasonably withheld, or delayed. In connection with such examination, Seller shall make available for Buyer’s review Seller’s books and records relating to the Property, and shall reasonably cooperate with Buyer in Buyer’s efforts to conduct due diligence on Boston University’s operation of the Property.

(c)   The “Due Diligence Period” shall mean the thirty (30) day period commencing on the Effective Date. If the expiration of the Due Diligence Period shall fall on Saturday, Sunday or holiday, the Due Diligence Period shall automatically be extended to the next business day. Notwithstanding anything to the contrary contained in this Contract, Seller acknowledges the Buyer shall have the right in its sole and absolute discretion, either based upon its disapproval of any of the information it receives, for any other reason whatsoever or for no reason, to terminate this Contract. In the event Buyer fails to deliver the additional deposit pursuant to the provisions of Article 3(c) above on or before the expiration of the Due Diligence Period, or notifies Seller on or prior to the expiration of the Due Diligence Period that it elects to terminate this Contract, this Contract shall Ipso Facto be deemed to have been terminated, in which event the Deposit shall be returned to Buyer forthwith and all obligations of the parties hereto shall cease and this Contract shall be terminated and the parties shall be without further recourse or remedy hereunder, except as otherwise herein specifically otherwise provided.

(d)   Seller shall make the Property available to Buyer and its agents, consultants and engineers for such inspections and tests as Buyer deems appropriate, including for Buyer's engineering inspection(s), hazardous materials inspections, site evaluations, and such other inspections and tests as Buyer deems appropriate, subject to Buyer’s compliance with all of the requirements set forth in subsection (d) through (h) of this Article 6. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all loss, cost or damage to the Property (including, without implied limitation, reasonable attorneys’ fees and defense costs, but not any loss or diminution in value arising from any condition discovered by Buyer) arising out of actions taken by Buyer or its agents, engineers or consultants. Buyer shall promptly repair all damage to the Property arising from any such inspections or tests and shall restore the Property to the same condition existing immediately prior to such inspections and tests. In performing any such inspections or tests, Buyer shall not interfere with the activities on the Property of Boston University or the occupants of the Property. The indemnification, repair and restoration obligations of Buyer under this Article 6(d) shall survive the termination of this Agreement.

(e)   In addition, in conducting any inspections, investigations or tests of the Property, Buyer and its agents and representatives shall: (i) comply with all applicable laws; (ii) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (iii) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; and (iv) not reveal or disclose prior to Closing any information obtained during the Due Diligence Period concerning the Property and the Due Diligence Items to anyone other than the Permitted Outside Parties (defined below), in accordance with the confidentiality standards set forth in Section (g) below, or except as may be otherwise required by law.

(f)   If this Agreement terminates for any reason other than Seller’s default hereunder, Buyer shall promptly return and/or deliver to Seller all Due Diligence Items and copies thereof. Additionally, if this Agreement terminates for any reason other than Seller’s default, then Buyer shall deliver to Seller copies of all third party reports, investigations and studies, other than economic analyses (collectively, the “Reports” and, individually, a “Report”) prepared for Buyer in connection with its due diligence review of the Property. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto, and Seller shall have no right to rely on any Report without the written consent of the party preparing same. Buyer’s obligation to deliver the Due Diligence Items and the Reports to Seller shall survive the termination of this Agreement.

(g)   Buyer acknowledges that portions of the Due Diligence Items are proprietary and confidential and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer shall not use the Due Diligence Items for any purpose other than as set forth in the preceding sentence. To the extent information in the Due Diligence Items is confidential and not available in the market and except as required by law, Buyer shall not disclose the contents of the Due Diligence Items to any person other than to Buyer’s counsel and those other persons who are responsible for determining the feasibility of Buyer’s acquisition and financing of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, “Permitted Outside Parties”). Buyer shall not divulge the contents of such confidential items except in strict accordance with the confidentiality standards set forth in this Section 6(g). In permitting Buyer to review the Due Diligence Items or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created. The provisions of this Section 6(g) shall not survive Closing.

(h)   Except as specifically provided in Articles 12 and 15 below, the Property is to be purchased in “AS IS” condition, without warranty as to its physical condition, the availability of utilities or other existing conditions. Buyer acknowledges that it is a sophisticated purchaser of commercial real estate and has obtained professional counsel in undertaking the proposed transaction. The provisions of this Section (h) shall survive the termination or Closing, and in the case of the latter, shall not be deemed to merge into the Deed.

ARTICLE 7. Conditions to Closing:

   Without limiting any other conditions to Buyer's obligations to close set forth in this Contract, the obligations of Buyer under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by Buyer at or prior to Closing):

(i)The Lease shall be in full force and effect with no material defaults thereunder;

(ii)All of the representations by Seller set forth in this Contract or any Exhibit attached hereto shall be true and correct in all material respects. With respect to any representation made to the best of Seller's knowledge, the condition to Closing shall be not only that such representation still be true to the best of Seller's knowledge, but that the specific fact or condition that was the subject of the representation also be true.

(iii)Seller shall have performed, observed, and complied in all material respects with all covenants and agreements required by this Contract to be performed by Seller at or prior to Closing;

(iv)There shall not have been instituted and be pending any litigation (1) brought by Boston University alleging defaults by Seller under the Lease at the Property, (2) alleging that the Property may not be used as an apartment building or a student dormitory, (3) alleging material defects (defects which cost more than $25,000 to fix) in the physical condition of the Improvements or (4) that would impair Seller's right to sell the Property in accordance with the terms of this Contract;

(v)There shall be no outstanding notices of violation with respect to the Property or the Seller's operation thereof from any governmental authorities;

(vi)Any of Seller or Seller's managing agent now occupying space at the Property shall have vacated said space;

(vii)Buyer has received an original estoppel certificate (the “BU Estoppel”) reasonably in the form of Exhibit M annexed hereto and made a part hereof from Boston University (with such modifications thereto proposed by Boston University which are acceptable to Buyer, acting reasonably). Buyer acknowledges that although delivery of the BU Estoppel in a form reasonably acceptable to Buyer shall be a condition to Buyer’s obligation to close hereunder (i) Seller’s rights and Boston University’s obligations with respect to any estoppel certificate relating to the Property are set forth in Section 29 of the Lease, and (ii) Seller’s inability to deliver the BU Estoppel in a form reasonably acceptable to Buyer shall not constitute a default hereunder. Seller shall use commercially reasonable efforts to obtain the BU Estoppel; and

(viii)Either the Inapplicability Determination (as defined in Article 30 hereof) has been issued in form and substance reasonably acceptable to Seller and Buyer or this Contract has been amended to accommodate a so-called 95/5 transaction pursuant to the provisions of Section 30(b) hereof.

ARTICLE 8. Default: (a) In the event of a material breach or a material default by Seller of any of its representations, warranties, covenants or obligations hereunder, or if a condition to Buyer’s obligation to close has not been satisfied, Buyer shall have the right to exercise any one of the following remedies:

(i)Buyer shall have the right to terminate this Contract by notice to Seller, in which event the Deposit shall be paid to Buyer, and all obligations of the parties under this Contract shall terminate and, in the event of a willful material breach or willful material default by Seller hereunder only, Buyer shall be entitled to immediate payment from Seller of all documented, reasonable out-of-pocket costs incurred by Buyer in connection with this Contract and the transactions contemplated hereby up to a maximum aggregate amount of $150,000.

(ii)Buyer shall have the right to waive the breach, or default or other closing condition and proceed to consummate the transaction contemplated hereby in accordance with the provisions of this Contract, provided that if the Property is subject to one or more liens or encumbrances which are not Permitted Encumbrances and which may be removed by the payment of a fixed amount of money, Buyer shall have the right to offset against the Purchase Price at the Closing the amount of money reasonably necessary to remove the same.

(iii)Buyer may seek specific performance of Seller’s obligations hereunder.

In no event, however, shall Seller be liable to Buyer for damages of any kind, including, but not limited to, actual, consequential or punitive damages.

(b)   In the event of a material default by Buyer hereunder, because it would be extremely impracticable and difficult to estimate the damage and harm which Seller would suffer, and because a reasonable estimate of the total net detriment that Seller would suffer in the event of Buyer’s failure to duly complete the acquisition hereunder is the amount of the Deposit, Seller shall be entitled to promptly receive and retain the Deposit as and for Seller’s sole and exclusive remedy arising from Buyer’s failure to complete the acquisition in accordance with the terms hereof and as liquidated damages therefor, and Seller and Buyer shall have no further recourse or remedy at law or in equity. Without limiting the generality of the foregoing, Seller may thereafter enter into another contract to sell the Property, and Buyer hereby expressly waives any right to contest in any manner such contract.

(c)   Upon the occurrence, prior to the Closing, of a breach or default by Buyer or Seller hereunder, the non-defaulting party shall notify the defaulting party in writing of such breach or default and the material adverse impact it has caused, whereupon the defaulting party shall have ten (10) days from its receipt of such notice to cure such breach or default (the “Pre-Closing Breach Notice and Cure Period”). Upon the occurrence, following the Closing, of a breach or default by Buyer or Seller hereunder, the non-defaulting party shall notify the defaulting party in writing of such breach or default and the material adverse impact it has caused, whereupon the defaulting party shall have ten (10) business days from its receipt of such notice to cure such breach or default (“Post-Closing Breach Notice and Cure Period”); provided, however, that if the breach or default is not reasonably capable of being cured within such ten (10) business days, the defaulting party shall not be deemed to be in default of its obligations hereunder so long as it begins to cure such breach or default within such ten (10) business day period, and cures such breach or default within thirty (30) business days thereafter.

(d)   To the extent any terms or provisions hereof survive the Closing and delivery of the Deed or the termination of this Agreement, in the event of a material breach or material default by one party beyond the Post-Closing Breach Notice and Cure Period, the other party shall have all remedies with respect thereto as may be available at law or in equity excluding, however, special, punitive, or consequential damages.

(e)   For purposes of this Article 8, the word “material” used in connection with the word “breach” or “default” shall mean a breach or default likely to cause the non-breaching or non-defaulting party not less than $25,000.00.

ARTICLE 9. Condition at Closing and Extensions: At the Closing, all conditions to Buyer’s obligations to close shall have been satisfied and full possession of the Property free of all tenants and occupants except Boston University and its occupants under the Lease is to be delivered at the Closing, the Property to be then (i) subject to the provisions of Article 11 and 13 hereof, in the same condition as they now are, reasonable use and wear thereof excepted, (ii) in compliance with applicable laws and regulations, (iii) in compliance with the requirements as to title as set forth in Article 4 hereof, and in compliance with all Permitted Encumbrances and with no default existing under any Permitted Encumbrance, and (iv) materially as represented and warranted by Seller in Article 12 hereof. Buyer and its agents, employees, representatives or independent contractors shall be entitled to an inspection of the Property prior to the Closing to determine whether the condition thereof complies with the terms of this Article 9.

ARTICLE 10. Entire Agreement Herein: The parties understand and agree that their entire agreement is contained herein and that no warranties, guarantees, statements, or representations shall be valid or binding on a party unless set forth in this Contract. It is further understood and agreed that all prior understandings and agreements heretofore had between the parties including, without limitation, any letter of intent are merged in this Contract which alone fully and completely expresses their agreement and that the same is entered into after full investigation, neither party relying on any statement or representation not embodied in this Contract. This Contract may be changed, modified, altered or terminated only by a written agreement signed by the parties hereto.

ARTICLE 11. Damage or Destruction: Condemnation: (a) The risk of loss, damage or destruction to the Property by fire or other casualty or the taking of all or part of the Property by condemnation or eminent domain or by an agreement in lieu thereof until the Closing is assumed by Seller.

(b)   In the event of partial damage or destruction of the Property of a type which can, under the circumstances, in the parties’ reasonable joint determination, be expected to be restored or repaired at a cost of $150,000 or less, then, Buyer shall receive a credit at Closing for the amount reasonably estimated by Buyer to repair or restore the Property to substantially its prior condition (unless such damage or destruction has been repaired by Seller in a good and workmanlike manner prior to Closing) and Seller shall be entitled to all insurance proceeds on account of the damage or destruction.

(c)   In the event that the Property shall have been damaged or destroyed, the cost of repair or restoration of which would, in the parties’ reasonable joint determination, exceed the sum of $150,000, then at Buyer's election, Seller shall, unless Seller has previously repaired or restored the Property to their former condition, either (a) pay over or assign to Buyer, at Closing all amounts recovered or recoverable on account of any insurance, together with amounts equal to any deductibles thereunder, less any amounts reasonably expended by Seller for partial restoration, or (b) direct Escrow Agent to return the Deposit to Buyer in which case all other obligations of the parties hereto shall cease and this Contract shall be void and without recourse to the parties hereto.

(d)   If all or part of the Property is taken by condemnation, eminent domain or by agreement in lieu thereof, or any proceeding to acquire, take or condemn all or part of the Property is threatened or commenced, Buyer may either terminate this Contract (in which event Buyer shall be entitled to a return of the Deposit) or purchase the Property in accordance with the terms hereof, without reduction in the Purchase Price, together with an assignment of Seller's rights to any award paid or payable by or on behalf of the condemning authority. If Seller has received payments from the condemning authority and if Buyer elects to purchase the Property, Seller shall credit the amount of said payments against the Purchase Price at the Closing.

(e)   Seller shall immediately notify Buyer of any material damage or destruction to the Property or any notice received by it or information or awareness acquired by it regarding the threatening of or commencement of condemnation or similar proceedings.

ARTICLE 12. Representations and Warranties of Seller:

(a)   Seller hereby represents and warrants to Buyer as of the date of this Contract and as of the Closing Date as follows (collectively, the “Seller’s Representations”):

(i)Seller is a corporation duly and validly organized and existing and governed by the laws of the District of Columbia and is acting hereunder as the sole trustee of the Trust, which is a nominee realty trust, duly and validly organized and existing pursuant to the aforesaid declaration of trust and governed by the laws of the Commonwealth of Massachusetts. This Contract and all documents that are to be executed by Seller and delivered to Buyer at the Closing will be duly authorized, executed and delivered by Seller, are, or at the Closing will be, legal, valid and binding obligations of Seller, enforceable in accordance with their terms, and do not, and, at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject. No consent, waiver, approval or authorization that has not already been obtained is required from any person or entity in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby. Without limiting the foregoing, the beneficiaries of the Trust have approved the transaction contemplated hereby and directed Seller to take all actions necessary to execute this Agreement and consummate the transaction contemplated hereby.

(ii)There are no condemnation, zoning, environmental or other land use regulation proceedings, either instituted or, to Seller’s knowledge, planned to be instituted as to the Property.

(iii)Exhibit C hereto (the "Rent Roll") is a true, complete and correct listing of the Lease and, except as reflected in Exhibit C, the Lease has not been modified or amended. The Lease is in full force and effect, and is the only lease in effect at the Property.

(iv)The financial statements of the Property or Seller delivered or made available to Buyer pursuant to Article 6(a)(ii)(d) and (i) above have been prepared and maintained in a consistent manner, are true, complete and correct in all material respects for the periods covered thereby (subject to year-end adjustments made in the ordinary course) and fairly present the information set forth therein in a manner that is not materially misleading, and Seller has not omitted any information required to be included in order to make the information furnished therein not materially misleading.

(v)Exhibit I attached hereto and made a part hereof is a complete list of all management, service, operating, listing, brokerage, supply and maintenance agreements, equipment leases, and all other contracts and agreements, if any, with respect to or affecting the Property as of the date of this Contract to which Seller is a party other than the Lease and the Permitted Encumbrances (such contracts listed in Exhibit I collectively being referred to herein as the "Operating Contracts"), setting forth, with respect to each of the Operating Contracts, if any, (a) the names of the providers thereunder; (b) the service provided thereunder or subject matter thereof; (c) the monthly payment or other rate of payment payable thereunder as of the date of this Contract and (d) the expiration date thereunder. Each of the Operating Contracts is in full force and effect, and, except as specified in Exhibit I, has not been amended, modified, or supplemented. There is no existing default under any of the Operating Contracts. Seller shall not modify, terminate or accept surrender of any of the Operating Contracts without the prior written consent of Buyer, and Seller shall not enter into any new service contract for the Property or any portion thereof without the prior written consent of Buyer. By not later than the end of the Due Diligence Period, the Buyer may at its option notify the Seller that Buyer wishes to assume any or all of the Operating Contracts (to the extent the same are assumable). All Operating Contracts which Buyer has not elected to assume shall be terminated by Seller effective as of the Closing Date. Buyer acknowledges that Boston University is the contracting party with respect to operating contracts for the Property.

(vi)Seller has not received actual notice that the Property or any part thereof is in violation of any law, ordinance, rule or regulation applicable to the Property or any of the Permitted Exceptions. Seller has not received actual notice of any proceedings relating to the revocation or modification of any License or Permit or that there are any material defects in the structure of the Improvements or in the systems servicing the Improvements.

(vii)There is not now pending nor, to the Seller's knowledge, has there been threatened, any action, suit or proceeding against or affecting Seller or the Property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign which would have a material adverse effect on the value of the Property, the operation of the Property, or on Seller’s ability to sell the Property or to satisfy its obligations under this Agreement.

(viii)Other than the storage of fuel oil for heating purposes, Seller has never and, to Seller’s knowledge, no other party has ever used, generated, processed, stored, released, discharged, transported, handled or disposed of any oil, asbestos, hazardous matter, hazardous waste or hazardous substance on, in or in connection with the Premises except for such storage and use incidental to the operation of the Property as an apartment building, which use and storage were and continue to be in compliance with all applicable laws. Seller has no knowledge regarding the presence or absence of any underground storage tanks on the Property.

(ix)There are no outstanding brokerage commissions, tenant improvement allowances or tenant inducement payments due or payable in connection with the Lease and no such amounts become due or payable in the future whether due to extensions of the Lease, lease renewals or otherwise.

(x)As of the Closing, Seller shall have no employees in, on or about the Property who shall be employed by the Property or by Seller and all of such employees shall be paid current through the Closing.

Whenever the phrase “to Seller’s knowledge” is used herein, such phrase shall mean Seller’s actual knowledge, without duty of inquiry or investigation.

(b)   The Seller’s Representations shall survive the Closing (and not be subject to merger by the delivery and acceptance of the Deed) for a period of eight (8) months following the Closing Date (the “Claim Period”). From and after the Claim Period, the Buyer shall have no recourse to Seller or its affiliates in any way related to the Seller’s Representations and Warranties or otherwise, except as to claims made in compliance with the requirements of Paragraph (c) immediately below.

The aforesaid survival of the Seller’s representations for the Claim Period shall not imply that any other obligations of the Seller under this Agreement survive the Closing.

(c)   At the Closing, Seller shall escrow with the Escrow Agent the sum of Three Hundred Fifty Thousand Dollars ($350,000) in order to secure Seller’s obligations arising by reason of a “Material Breach” (defined below) by Seller of any of the Seller’s Representations and Warranties set forth in Paragraph (a) immediately above. Such sum shall be invested in an interest bearing escrow account (such sum together with all interest earned thereon being the “Escrow”). Buyer’s rights under this Paragraph (c) are limited to a Material Breach, which is hereby defined as a breach by Seller of any of the Seller’s Representations and Warranties, which breach directly resulted in Buyer being subjected to (i) actual, out-of-pocket costs, or (ii) reasonable attorneys’ fees and costs in defense of a claim for actual damages or (iii) a final court judgment for actual damages. Provided no notice by Buyer of any claims of a Material Breach against Seller shall be sent by Buyer to Seller (with a copy thereof to Escrow Agent) within the Claim Period, the Escrow Agent shall release (i) the Escrow unto Seller or (ii) if such a claim is pending, but not the extent of the full Escrow, such balance of the Escrow which Buyer and Seller agree is not necessary to potentially satisfy such claim. In the event notice of one or more claims of a Material Breach by Buyer against Seller shall be sent to Seller (with a copy to Escrow Agent) within the Claim Period, the Escrow Agent shall retain such Escrow until Escrow Agent shall have been provided written notice from both Seller and Buyer that such claim or claims of a Material Breach have been fully resolved. Should Seller and Buyer be unable to mutually resolve the claim or claims of a Material Breach, Escrow Agent is hereby irrevocably authorized to remit to the party who obtains a final, non-appealed order or judgment of a court of competent jurisdiction (“Court Order”) of all or such portion of the Escrow as may be required in order to satisfy the Court Order.

ARTICLE 13. Maintenance; New Leases: Between the date hereof and the Closing: (a) Seller shall maintain (or cause to be maintained) the Property in good condition and repair, in at least the same condition as the same is in at the date hereof, and in accordance with the Lease and the requirements of any governmental authority, the Operating Contracts and all instruments affecting title to the Premises, reasonable wear and tear excepted. Until the Closing Date, Seller shall maintain insurance on the Premises as currently insured.

(b)   Seller shall not permit the removal of any material item of the Personal Property from the Property unless the same is obsolete and is replaced by tangible personal property of equal or greater utility and value.

(c)   Seller shall not (i) enter into any lease or Operating Contract, (ii) amend, modify, terminate or cancel any Lease (or guaranty thereof) or Operating Contract or (iii) grant any consents under, or waive any provisions of, any Lease or Operating Contract, in each case without the prior written consent of Buyer which, with respect to the Lease, Buyer may grant or withhold in its sole discretion but which shall not unreasonably withhold or delay. All covenants set forth in this Contract relating to the Lease or Operating Contracts shall likewise extend to any leases or operating contracts consented to by Buyer.

(d)   Seller shall not, without the prior written consent of Buyer, which consent may be withheld, conditioned or delayed in Buyer's sole discretion, enter into any contract which could bind Buyer or the Property after the Closing.

(e)   Seller shall not apply any security deposit paid under the Lease (the “Security Deposit”, which term shall include any interest earned thereon or required to be paid thereon pursuant to the Lease or applicable laws) to the obligations of any tenant who is or may be in possession at the Closing.

(f)   Seller shall reasonably cooperate with Buyer in fulfilling Buyer’s lender’s requirements (if any), but Seller shall not be obligated to incur any costs or liability in doing so. In furtherance of the foregoing and not in limitation thereof, if required by any party providing financing to Buyer, Buyer may request and Seller shall reasonably cooperate with Buyer (subject to the foregoing limitation concerning costs or liability) in Buyer’s seeking a subordination, non-disturbance and attornment agreement from Boston University as the tenant of the Property. In no event shall Buyer’s obligations under this Agreement be contingent on financing or subject to a financing contingency, including, without implied limitation, on obtaining any documents from Boston University related to Buyer’s financing of this transaction.

ARTICLE 14. Apportionment of Taxes and Other Charges: (a) All normal and customarily proratable items, including without limitation, real estate and personal property taxes and assessments, utility bills (except as hereinafter provided), collected rents and other income, and Operating Contract payments (under Operating Contracts assumed by Buyer), shall be prorated in escrow as of the Closing Date, Seller being charged and credited for all of the same relating to the period up to the Closing Date and Buyer being charged and credited for all of the same relating to the period on and after the Closing Date. If the amount of any such item is not known at the time of the Closing, such item shall be apportioned on the basis of the comparable period of the prior year with a reapportionment within 90 days of the Closing Date or as soon thereafter as the amount of the item is actually determined. No proration shall be made in relation to delinquent rents, common area expense charges or tax payments (collectively, “Delinquent Rents”) existing, if any, as of the Closing Date. To the extent that interim reimbursements of real estate taxes are made by the tenant under the Lease and have been collected by Seller prior to the Closing, such payments may be retained by Seller without duty to account therefor to Buyer (unless such reimbursements are prepayments of amounts due and payable after the Closing in which event such amounts shall be remitted to Buyer at Closing) but no deduction shall be made from taxes allocable to Seller as aforesaid. To the extent that such reimbursement obligations are payable after Closing, Buyer agrees to use reasonable efforts to secure said reimbursements from the tenants (with no obligation, however, to incur any out-of-pocket costs with respect thereto) and as soon as the same are received by Buyer, said receipts shall be apportioned between Seller and Buyer so that Seller shall be entitled to the portion allocable to the period prior to Closing and Buyer shall be entitled to the balance.

With respect to operating expenses payable by the tenant under the Lease, to the extent that Seller has received as of the Closing payments allocable to a period subsequent to the Closing, same shall be properly prorated with an adjustment in favor of Buyer. With respect to any payments received by Buyer after the Closing allocable to a period prior to Closing, Buyer shall account therefor to Seller in the same manner as payments on account of real estate taxes. All amounts previously paid to Seller by tenants on account of reserves, marketing expenses or any other matter in connection with the operation and maintenance of the Property and not yet applied by Seller for the purposes for which the same were deposited, shall be credited against the Purchase Price.

Further, any brokerage or leasing commissions, any contributions or allowances for tenant improvements, and all other payments in the nature of tenant inducements due or which may become due with respect to the Lease shall be credited against the Purchase Price.

Buyer shall pay Seller Delinquent Rent as and when collected by Buyer, it being agreed that Buyer shall not be deemed to have collected any such arrearages until such time as the tenant is current in the payment of all rents accruing from and after the Closing. Buyer agrees to bill tenants of the Property for all Delinquent Rents and to take any additional reasonable actions requested by Seller to collect Delinquent Rents provided that Buyer shall not be obligated to incur any cost or liability in connection with such actions and Buyer shall not be obligated to take any action to terminate a tenancy. Seller reserves the right to bring suit against tenants of the Property to collect for Delinquent Rent but Seller may not, subsequent to the date hereof, bring suit for possession of the premises occupied by such tenants. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration shall be made at the Closing with respect to utility bills. Otherwise a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within thirty (30) days after Closing or such later date as shall be necessary so that such readjustment may be based upon actual bills for such utilities. No proration will be made in relation to insurance premiums and the insurance policies will not be assigned to Buyer. Seller shall be entitled to receive a return of all deposits presently in effect with the utility providers, and Buyer shall be obligated to make its own arrangements for deposits with the utility providers. Buyer shall receive a credit for the Security Deposit, free rent and other concessions or obligations to tenants. The provisions of this Article 14 shall survive the Closing, and in the event of any error in performing the prorations contemplated by this Agreement or if information becomes available subsequent to the Closing indicating that the prorations performed at Closing were not accurate the parties hereto shall be obligated to re-prorate the closing adjustments to correct such errors and to reflect such new information.

(b)   Seller shall prepare a detailed statement setting forth all closing adjustments and shall deliver same to Buyer (together with all supporting data) not less than five (5) business days prior to Closing.

ARTICLE 15. Broker: (a) Each party represents hereby to the other that it dealt with no broker in the consummation of this Contract except for Transwestern Carey Winston, Inc. (“Broker”) and each party shall indemnify and save the other harmless from and against any claim arising from the breach of such representation by the indemnifying party.

(a)   Any commission due Broker shall be paid by Seller, if, as and when the Deed is duly recorded and the full purchase price is paid to Seller (subject to the adjustments provided herein and as set forth on the closing statement signed by Seller), but not otherwise, and Seller shall obtain and provide to Buyer a receipt therefor at Closing.

(b)   The provisions of this Article 15 shall survive the Closing or, if applicable, the termination of this Contract.

ARTICLE 16. Representations, Warranties, Indemnifications and Covenants at Closing: All representations, warranties, indemnifications and covenants by the parties contained herein or made in writing pursuant to this Contract are intended to be and shall remain true and correct as of the time of Closing in all material respects.

ARTICLE 17. Recording: It is agreed hereby that this Contract shall not be filed for recording in the applicable land records or with any other governmental body.

ARTICLE 18. Notices: All notices and other communications provided for herein shall be in writing (from either a party hereto or its counsel) and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

If to Seller:

       c/o American Finance Group
       200 Nyala Farms
       Westport, CT 06880-6267
       Fax: (203) 341-9988
       Attention: James F. Coyne

   With a copy to:

       Nixon Peabody LLP
       101 Federal Street
       Boston, MA 02110
       Fax: (617) 866-947-0730
       Attention: Allen A. Lynch, II, Esq.

       Nixon Peabody LLP
       401 9th Street, N.W.
       Suite 900
       Washington, DC 20004-2128
       Fax: (202) 585-8080
       Attention: Dwayne A. Toliver, Esq.

   And a copy to:

       Transwestern Commercial Services
       6700 Rockledge Drive
       Suite 400A
       Bethesda, MD 20817
       Fax: (301) 571-0902
       Attention: Scott L. Melnick

If to Buyer:

Intrepid Real Estate LLC
1720 Eye Street N.W.
Suite 500
Washington D.C. 20006
Attention: John B. Mason

   With a copy to:

If to Escrow Agent:

Commercial Settlements, Inc.
1413 K Street, N.W.
Washington D.C. 20006
Attention: Stuart Levin

Any such notice or communication shall be sufficient if sent by: registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by nationally recognized overnight courier service; or by telecopy from a machine providing confirmation of successful transmissions of telecopies, with an original forwarded the same day as the telecopy by reputable overnight courier service. Any such notice or communication shall be effective upon delivery or attempted delivery during regular business hours except that notice by telecopy shall be effective upon receipt of the facsimile form of the notice during regular business hours provided the transmitting machine provided written confirmation of the successful transmission of the notice.

ARTICLE 19. Captions: The captions in this Contract are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Contract or any part hereof.

ARTICLE 20. Successors and Assigns: (a) This Contract shall be binding upon the parties hereto and their respective successors and assigns.

(b)   Buyer may assign this Contract and the rights or benefits hereof including, without limitation, the benefit of the representations and warranties contained in Article 12 hereof, to any party in which Buyer has a controlling ownership interest either before or after the Closing, but no such assignment shall relieve Buyer of its obligations hereunder.

ARTICLE 21. Closing Costs: Recording fees and other filing or similar fees and charges (except those necessary to record discharges of encumbrances, which shall be Seller’s responsibility), survey costs, title insurance search costs and premiums and all costs of financing shall be paid by Buyer. Seller and Buyer shall equally share the amount due of District of Columbia Real Property Transfer Tax and District of Columbia Deed Recordation Tax. As to any other closing costs, except as herein specifically provided, Seller and Buyer shall allocate such other closing costs between them in accordance with standard practice in Washington, D.C. Except for the Exhibits attached hereto, each of Seller and Buyer shall be responsible for preparing such documents as it is obligated to deliver pursuant to Article 5 hereof and for its own legal expenses.

ARTICLE 22. Governing Law: The laws of the District of Columbia shall govern the validity, construction, enforcement and interpretation of this Contract.

ARTICLE 23. Multiple Counterparts: This Contract may be executed in any number of identical counterparts. If so executed, each of such counterparts shall constitute this Contract. In proving this Contract, it shall not be necessary to produce or account for more than one such counterpart.

ARTICLE 24. Representations and Warranties of Buyer: Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

(a)   Buyer is a limited liability company duly and validly organized and existing and governed by the laws of the District of Columbia, and duly registered to do business in the District of Columbia. This Contract and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer. This Contract and such documents are, or at the Closing will be, legal, valid, and binding obligations of Buyer, and do not, and, at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject. No consent, waiver, approval or authorization that has not already been obtained is required from any person or entity in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby, including, without limitation, the consent of any party holding a limited partnership interest in Buyer.

(b)   There are no proceedings pending or, to Buyer's knowledge, threatened against it in any court or before any governmental authority or any tribunal which, if adversely determined, would have a material adverse effect on its ability to purchase the Property or to carry out its obligations under this Contract.

(c)   Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees) arising out of any breach by Buyer of its representations and warranties hereunder.

ARTICLE 25. Post-Closing Obligations: After the Closing, Seller and Buyer shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order fully to satisfy their respective, express obligations in this Contract. Except for such instruments and documents as the parties were originally obligated to deliver by the terms of this Contract, such cooperation shall be without additional cost or liability to either Seller or Buyer.

ARTICLE 26. Duties and Responsibilities of Escrow Agent: Except as otherwise specifically directed in this Contract, Escrow Agent shall deliver the Deposit to Seller or Buyer promptly after receiving a joint notice from Seller and Buyer directing the disbursement of the same, such disbursement to be made in accordance with such direction. If Escrow Agent receives notice from Buyer or Seller that the party giving such notice is entitled to the Deposit, which notice shall describe with reasonable specificity the reasons for such entitlement, then Escrow Agent shall (i) promptly give notice to the other party of Escrow Agent's receipt of such notice and enclosing a copy of such notice and (ii) subject to the provisions of the following paragraph which shall apply if a conflict arises, on the fourteenth day after the giving of the notice referred to in clause (i) above, deliver the Deposit to the party claiming the right to receive it. Notwithstanding anything to the contrary contained in this Contract, if Buyer requests the return of the Deposit at any time on or before the end of the Due Diligence Period, Escrow Agent shall comply with the instructions given by Buyer without the necessity of any further action (including, without limitation, the consent of Seller), except for providing a courtesy notice to Seller and Broker.

In the event that Escrow Agent shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from Buyer or Seller which are in conflict with instructions or a notice from the other party or which, in the reasonable opinion of Escrow Agent, are in conflict with any of the provisions of this Contract, it shall be entitled to take any one or more of the following courses of action:

(a)   Hold the Deposit as provided in this Contract and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or any order of a court of competent jurisdiction directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit in accordance with such direction;

(b)   In the event of litigation between Buyer and Seller, deliver the Deposit to the clerk of any court in which such litigation is pending; or

(c)   Deliver the Deposit to a court of competent jurisdiction and therein commence an action for interpleader, the cost thereof to Escrow Agent to be borne by whichever of Buyer or Seller does not prevail in the litigation.

Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Contract and it may rely, and shall be protected in acting or refraining from acting in reliance upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties. In no event shall Escrow Agent's liability hereunder exceed the aggregate amount of the Deposit. Escrow Agent shall be under no obligation to take any legal action in connection with the Deposit or this Contract or to appear in, prosecute or defend any action or legal proceedings which would or might, in its sole opinion, involve it in cost, expense, loss or liability unless, in advance, and as often as reasonably required by it, Escrow Agent shall be furnished with such security and indemnity as it finds reasonably satisfactory against all such cost, expense, loss or liability. Notwithstanding any other provision of this Contract, Buyer and Seller jointly indemnify and agree to hold harmless Escrow Agent against any loss, liability or expense incurred without bad faith or willful misconduct on its part and arising out of or in connection with its services under the terms of this Contract, including the cost and expense of defending itself against any claim of liability.

Escrow Agent shall not be bound by any modification of this Contract unless the same is in writing and signed by Buyer, Seller and Escrow Agent. From time to time on or after the date hereof, Buyer and Seller shall deliver or cause to be delivered to Escrow Agent such further documents and instruments that fall due, or cause to be done such further acts as Escrow Agent may reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to evidence compliance with this Contract or to assure itself that it is protected in acting hereunder.

Escrow Agent shall serve hereunder without fee for its services as escrow agent, but shall be entitled to reimbursement for reasonable expenses incurred hereunder, which expenses shall be paid and borne equally by Buyer and Seller, unless such expenses are associated with litigation between Buyer and Seller, in which event they shall be borne by the party that does not prevail in the litigation. Escrow Agent agrees that it will not seek reimbursement for the services of its employees or partners, but only for its actual and reasonably incurred out-of-pocket expenses. Escrow Agent executes this Contract solely for the purpose of consent to, and agreeing to be bound by the provisions of this Article 26, and to the extent applicable to Escrow Agent, Article 3.

   ARTICLE 27. Underground Tanks: In accordance with the requirements of the D.C. Underground Storage Tank Management Act of 1990, as amended by the District of Columbia Underground Storage Tank Management Act of 1990 Amendment Act of 1992 (D.C. Code 8-113.01 et seq.) (the “Act”) and the D.C. Underground Storage Tank Regulations, 20 DCMR Chapters 55-70 (the “Regulations”), Seller hereby informs Buyer that Seller has no knowledge of the existence or removal during Seller’s ownership of the Property of any “Underground Storage Tanks” as that term is defined in the Act and the Regulations. Information pertaining to underground storage tanks and underground storage tank removals of which the D.C. Government has received notification is on file with the D.C. Department of Health, Environmental Health Administration, Underground Storage Tank Division, 51 N Street, N.E., Third Floor, Washington, D.C., 20002, telephone (202) 535-2525.

ARTICLE 28. Character of Soil: Information concerning the character of the soil of the Property is available from the District of Columbia Department of Environmental Services or from the Soil Conservation Service of the Department of Agriculture.  The characteristic of the soil of the Property as shown on the soil map of the District of Columbia is Urban Land, or if this information is not provided herein, the Buyer waives his or her right to have the characteristic of the soil designated in this Agreement.

ARTICLE 29. Attorneys’ Fees: If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom. This Article 29 shall survive the Closing, or if the purchase and sale are not consummated, any termination of this Agreement.

ARTICLE 30. Rental Housing Conversion and Sale Act of 1980 / Alternative Closing Procedure:

(a)   TOPA Letter. Seller has delivered a letter (the “TOPA Letter”) to the Housing Regulation Administration, District of Columbia Department of Consumer and Regulatory Affairs, 941 North Capital Street, NE, Washington DC 20002 (the “Department of Consumer Affairs”), a copy of which is Exhibit N attached hereto and made a part hereof, requesting a determination (the “Inapplicability Determination”) that this Contract and the sale of the Property contemplated hereunder is not subject to the rights of existing tenants and other occupants of the Property under Title IV of the Rental Housing Conversion and Sale Act of 1980, as amended, D.C. Law 3-86 (the “Act”). Seller shall use commercially reasonable efforts to obtain the Inapplicability Determination in form and substance reasonably satisfactory to Buyer and Seller, and shall inform Buyer of those efforts upon request from time to time by Buyer. Seller shall inform Buyer of any meetings or teleconferences with the Department of Consumer Affairs with sufficient advance notice to enable Buyer to participate therein. Seller shall also provide Buyer with copies of any correspondence, whether via the mails, facsimile or otherwise, between Seller and the Department of Consumer Affairs promptly following delivery or receipt of such correspondence. Promptly after receiving any response (whether verbal or written) to the TOPA Letter, Seller shall inform Buyer of the same and deliver any written response to Buyer. If an Inapplicability Determination is issued and the same is reasonably acceptable to Buyer and Seller, then the parties shall close the transaction pursuant to Article 5 hereof and the provisions of Section 30(b) hereof shall not apply.

(b)   Alternative Closing Procedure.

(i)   If the Department of Consumer Affairs issues a written determination as to the applicability of the Act to the Contract and the transaction contemplated hereby which is other than an Inapplicability Determination reasonably acceptable to the Buyer and Seller, or fails to issue any determination prior to the expiration of the Due Diligence Period, then the parties shall, subject to the other terms and conditions of this Agreement, proceed to consummate the transaction contemplated hereunder pursuant to a so-called 95/5 transaction, under which Buyer shall purchase a ninety-five percent (95%) interest in a newly-formed limited partnership owning the Property (the “Alternative Closing Procedure”). If the Alternative Closing Procedure is to be employed, then promptly following any such determination, this Contract shall be amended to so provide in a manner reasonably acceptable to Buyer and Seller, which amendment shall provide, inter alia, that, (a) immediately prior to Closing, Seller shall transfer title to the Property to a newly-formed limited partnership with a newly-formed corporate general partner; (b) at Closing, Buyer shall acquire ninety-five percent (95%) of the interests in such limited partnership (including one hundred percent (100%) of the general partnership interests therein) for ninety-five percent (95%) of the Purchase Price pursuant to transfer instruments reasonably acceptable to Buyer and Seller, (c) additional standard and reasonable representations and warranties will be made for the benefit of Buyer as to the newly formed limited partnership and its general partner, (d) it shall be a condition to the Closing that the Department of Consumer Affairs issues a written determination that the Act does not apply to the transaction contemplated by this Agreement as so amended, (e) the agreement of limited partnership for the newly-formed limited partnership and the organizational documents for the newly formed corporate general partner shall be reasonably acceptable to Seller and Buyer, and (f) Seller shall from and after the Closing retain a five percent (5%) limited partnership interest in the newly formed limited partnership with no rights to manage such newly formed entity (“Seller’s Limited Partnership Interest”).

(ii)   Buyer shall purchase, or cause to be purchased, Seller’s Limited Partnership Interest within ten (10) business days from the first date upon which Buyer is allowed to do so pursuant to the Act, pursuant to transfer instruments reasonably acceptable to Buyer and Seller, which shall include, without limitation, representations and warranties as to the unencumbered ownership of Seller’s Limited Partnership Interest. In connection with the purchase of Seller’s Limited Partnership Interest, Buyer shall pay to Seller the remaining five percent (5%) of the Purchase Price.

ARTICLE 31. Recourse. No member, official, agent or employee of Seller shall be personally liable to Buyer, or any successor in interest, in the event of any default or breach by Seller hereunder or for any amount which may become due to Buyer, or any successor in interest, or on any obligations arising under the terms of this Contract.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Contract as an instrument under seal as of the day and date first written above.

           SELLER:

                                                                                                        AFG WASHINGTON OWNER’S TRUST

By:    AFG REALTY CORPORATION, ITS
   TRUSTEE

                           By: ____________________________
_________________________                          Name:
Date Seller Signed                                  Title:

                                    BUYER:

                                                         INTREPID REAL ESTATE, LLC

                                 By: _________________________, its Manager

                                  By: ____________________________
_________________________                            Name:
Date Buyer Signed                                    Title:

                                    ESCROW AGENT:

                                    COMMERCIAL SETTLEMENTS, INC. *

                                    By: ________________________________
                                      Name:
                                      Title:

* with respect to Article 3,                          and Article 26 only

Exhibit A

REAL PROPERTY

All that certain lot or parcel of land situate and lying in the District of Columbia, and more particularly described as follows:

All of that (those) piece(s) and parcel(s) of land, including, but not limited to the appurtenances, rights of way and other hereditaments affecting the said piece(s) and parcel(s) of land, described as Lot 103 in Square 2208 in the subdivision made by Corneal Sky Limited Partnership, as per plat recorded in Liber 176 at folio 105 in the Office of the Surveyor for the District of Columbia. Being known for assessment and taxation purposes as Lot 810 in Square 2208.

Exhibit A-1

PERMITTED ENCUMBRANCES

1.   Terms, provisions, conditions, covenants, reservations and restrictions contained in Instrument dated May 23, 1923, and recorded June 4, 1923, in Liber 4983 at folio 253, to wit: “That said property or any building erected thereon shall not be used for manufacturing, mechanical or business purposes”, provided that the title company shall endorse the title policy to state “that current use does not violate the foregoing and that future violation of the foregoing will not result in forfeiture or reversion of title.”

2.   Land Use Restriction Agreement by and between Resolution Trust Corporation in its capacity as receiver of Baltimore Federal Financial, F.S.A., and Douglas Jemal, recorded January 29, 1993, as Instrument No. 6286.

3.   Rights of Trustees of Boston University, as tenant only, pursuant to the terms and provisions of that certain lease entitled “Lease Agreement”, dated as of June 30, 1995 by and between Seller, as Landlord, and Trustees of Boston University, as Tenant, as affected by tenant’s notice dated December 21, 2001 of its exercise of its option to extend the term of the Lease.

4.   Reciprocal Easements Rights and Party Wall Rights of adjacent property owners in and to the party wall located along the property line with Lot 102.

5.   Projections of two (2) Roof Cornices over the property lines along Lot 102 and Lot 42.

6.   Projections of three foot (3’) Roof Cornice, Second Floor Ornamental Canopy, Canopy into the Connecticut Avenue, N.W. public space and right of way.

7.   Any encumbrances which do not materially interfere with the present use of the Property.

Exhibit B

PERSONAL PROPERTY

None.

Exhibit C

LEASES AND RENT ROLL

Rent roll

2807 Connecticut Avenue
Washington D.C.

Tenant	Expiration Date	Base Rent	Additional Rent	Security Deposit	Offsets/Credits Claimed by Tenant	Options

Trustees of Boston University	12/31/10	$65,542 per mo through 12/19/05 $75,833 per mo for remainder of the term	N/A	N/A	N/A	Purchase Option at end of Lease term for FMV

Exhibit D

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of this ____ day of _______, 2003, by AFG REALTY CORPORATION, a Massachusetts corporation, as Trustee of AFG Washington Owner’s Trust, a _______ trust, having an address at _________________________(“Grantor”), to ________________________________________________________________ (“Grantee”).

WITNESSETH:

That the Grantor, in consideration of the sum of Ten Dollars ($10.00) in hand paid by Grantee and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant and convey unto Grantee, in fee simple and with SPECIAL WARRANTY, all that certain lot or parcel of land situate in the District of Columbia, as such land is more particularly described on Exhibit A, attached hereto and incorporated herein, together with all buildings, easements, rights, waters, privileges, covenants, improvements thereon and appurtenant rights thereunto belonging (the “Real Estate”).

TO HAVE AND TO HOLD the aforesaid Real Estate in fee simple, subject to all recorded easements, conditions, restrictions, agreements and encumbrances that lawfully apply to the Real Estate or any part thereof.

IN TESTIMONY WHEREOF, AFG Realty Corporation, as Trustee of AFG Washington Owner’s Trust, has on this ____ day of ______, 2003, caused these presents to be signed by __________ its _____________ and attested by its [assistant] secretary, and its corporate seal to be affixed, and does hereby appoint ______________ its true and lawful attorney-in-fact to acknowledge and deliver these presents as its act and deed.

ATTEST:	AFG WASHINGTON OWNER’S TRUST By: AFG REALTY CORPORATION, its Trustee

By: ____________________________ Name: Secretary	By: ______________________ Name: Title:
[SEAL]

______________________       )
       )   ss.
______________________       )

I, _______________________________, a Notary Public in and for the ___________, DO HEREBY CERTIFY THAT ______________, who is personally known to me as the attorney-in-fact named in the foregoing and annexed instrument, bearing date on the __________ day of ___________, 2003, personally appeared before me in said ____________, and as attorney-in-fact as aforesaid, and by virtue of the power vested in him by said instrument, acknowledged the same to be the act and deed of AFG Realty Corporation, as Trustee of AFG Washington Owner’s Trust.

Given under my hand and seal this _________ day of __________, 2003.

__________________________________
Notary Public
My Commission Expires: _____________

Exhibit E

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that __________________ ("Seller"), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to ___________ ("Buyer"), its successors and assigns, for its and their own use and benefit, forever, any and all personal property (whether tangible, intangible or otherwise) owned by Seller and now at, in or upon or used in connection with the premises known as _________________ located in ________________, and more particularly described on Exhibit A attached hereto (the "Premises"), including, without limitation, the following (provided that as to intangible personal property, the same is being assigned only to the extent assignable by Seller):

All furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof, including the trade name “2807 Connecticut Avenue” and any and all other trademarks, logos or trade names used in connection with the Premises (collectively, "the Trade Name"), and any telephone numbers assigned to the Trade Name, any plans and specifications, surveys, catalogs, booklets, manuals, files, logs, records, correspondence, tenant lists, tenant prospect lists and other mailing lists, sales brochures and materials, leasing brochures and materials, advertising materials and other similar items, market studies and similar inspections with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises, permits, licenses, certificates of occupancy, approvals, guaranties, warranties, utility contracts or other rights relating to the ownership, use or operation of the Premises.

Seller does hereby agree to warrant and defend title to said personal property unto Seller, its successors and assigns.

Seller shall indemnify and hold harmless Buyer from and against any claim, loss or liability (including attorney's fees and costs) related to taxes, assessments or the like attributable to periods prior to the date hereof with respect to such personal property and related to any taxes, assessments or the like in connection with the transfer of such personal property to Buyer hereunder.

Buyer shall indemnify and hold harmless Seller from and against any claim, loss or liability (including attorney's fees and costs) related to taxes, assessments or the like attributable to periods following the date hereof with respect to such personal property.

In Witness Whereof, Seller has executed this Bill of Sale, under seal, as of the day of ______, 2003.

Witness:                         SELLER:

________________________          AFG WASHINGTON OWNER’S TRUST

 By: AFG REALTY CORPORATION, ITS TRUSTEE

By:   __________________________
   Name:
   Title:

Exhibit F

ASSIGNMENT AND ASSUMPTION AGREEMENT RE: LEASES

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this ____ day of __________, 2003, by and between __________________ ("Assignor") and _____________ ("Assignee").

WITNESSETH:

WHEREAS, Assignee has this date purchased from Assignor certain real property (the "Premises"), known as ________________ located in _________________, all more particularly described on Exhibit A attached hereto made a part hereof, and

WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the following described property:

   (a) All leases, subleases and other occupancy agreements relating to or affecting the Premises, together with all guarantees of obligations of tenants and other parties under such leases and agreements, including, without limitation, the leases and other agreements more fully described on Exhibit B attached hereto and made a part hereof (collectively, the "Leases"); and

   (b) The current outstanding balance of all security deposits and prepaid rents, together with all interest accrued thereon, as more fully described on Exhibit C attached hereto and made a part hereof (collectively, the "Security Deposits");

   TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

   2. Assignee hereby accepts the foregoing assignment of the Leases and Security Deposits and hereby assumes all the duties and obligations of Assignor accruing from and after the date hereof under the Leases and with respect to the Security Deposits. Assignee shall indemnify, defend and hold Assignor harmless from and against, any and all claims, liabilities and costs (including attorneys’ fees and costs) arising out of or relating to Assignee's failure to perform any duty or obligation assumed by Assignee under the Leases or with respect to the Security Deposits.

   3. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all claims, liabilities and costs (including attorneys’ fees and costs) arising out of or relating to Assignor's failure to perform any duty or obligation accruing on or before the date hereof under the Leases or with respect to the Security Deposits.

   4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

   IN WITNESS WHEREOF, the parties have executed this Agreement under seal on the day and year first above written.

WITNESS:                       ASSIGNOR:

                        ASSIGNEE:

Exhibit G

ASSIGNMENT AND ASSUMPTION AGREEMENT RE: CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this day of , 2003, by and between ____________________ ("Assignor") and ____________________ ("Assignee").

WITNESSETH:

WHEREAS, Assignee has this date purchased from Assignor certain real property (the "Premises") known as ______________ located in _______________, all more particularly described on Exhibit A attached hereto made a part hereof, and

WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to those certain management, service, supply and maintenance agreements, equipment leases and other contracts with respect to or affecting the Premises specifically listed on Exhibit B attached hereto and made a part hereof (collectively, the "Contracts").

   TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

   2. Assignee hereby accepts the foregoing assignment of the Contracts and hereby assumes all the duties and obligations of Assignor accruing from and after the date hereof under the Contracts. Assignee shall indemnify, defend and hold Assignor harmless from and against, any and all claims, liabilities and costs (including attorneys’ fees and costs) arising out of or relating to Assignee's failure to perform any duty or obligation assumed by Assignee under the Contracts.

   3. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all claims, liabilities and costs (including attorneys’ fees and costs) arising out of or relating to Assignor's failure to perform any duty or obligation accruing on or before the date hereof under the Contracts.

   4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

   IN WITNESS WHEREOF, the parties have executed this Agreement under seal on the day and year first above written.

WITNESS:                       ASSIGNOR:

                        ASSIGNEE:

Exhibit H

NON-FOREIGN CERTIFICATION

Section 1445 of the Internal Revenue Code provides that a transferee (or buyer) of a U.S. real property interest must withhold tax if the transferor (or seller) is a foreign person. To inform the transferee that withholding of a tax is not required in connection with the transfer of a U.S. real property interest by _____________ (“Seller”), the undersigned being duly authorized hereby certifies as to the following:

1.   Neither Seller nor any partner thereof is a foreign corporation, foreign partnership, foreign trust, foreign estate or non-resident alien individual (as those terms are defined in the Internal Revenue Code Section 1445 and regulations promulgated thereunder or under other provisions applicable thereto);

2.   The U.S. Taxpayer Identification Number of Seller is ____________:

3.   The address of Seller is ___________________________.

The undersigned understands that this Certification may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete.

Date:   ________ ___, 2003

SELLER:

_______________________________

Exhibit I

OPERATING CONTRACTS

None.

Exhibit J

NOTICE TO TENANTS

               ____ __, 2003

BY CERTIFIED MAIL
RETURN RECEIPT REQUESTED

[TENANT NAME]
[TENANT NOTICE ADDRESS]

Re: Transfer of Ownership – 2807 Connecticut Avenue, Washington, D.C.

Dear Tenant:

As of the date of this letter, ownership of 2807 Connecticut Avenue, Washington, D.C. has been transferred by AFG Realty Corporation, as Trustee of AFG Washington Owner’s Trust, to ___________________________. _______________________________, as the new owner, has assumed the obligations of the landlord under your lease from and after the date of this letter.

Please make all future rent checks payable to the order of ____________________________________. Payments of rent and other charges are to be mailed to the following address:

           2807 Connecticut Avenue Limited Partnership
           ________________________________
           ________________________________
           ________________________________

If you have already submitted your rental payment for _______ 2003 to AFG Realty Corporation, as Trustee of AFG Washington Owner’s Trust, your payment will be transferred automatically to _______________________________________ and you need take no further action concerning this payment.

[____________________________ has assumed property management responsibilities for the building and looks forward to servicing your needs. __________________ will be making personal contact with you in the immediate future. Should you need any assistance before then, please feel free to contact ____________________ directly at _____________________.]

From and after the date hereof, any and all notices concerning your premises or lease should be directed to the following addresses:

       [Address of Manager, if any]

               and

       ___________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Please be advised that from and after the date hereof, _____________________________________________ must be listed as an additional insured on all of your insurance policies as may be required under your lease.

                   Very truly yours,

                   BUYER:

______________________________________________________________

                   By: ____________________________________________________________________________________________________________________________________________________________

                       By: _________________________
                        Name:
                        Title:

                            SELLER

                                                                                                AFG WASHINGTON OWNER’S TRUST

By: AFG REALTY CORPORATION, ITS TRUSTEE

                        By:   __________________________
          Name:
          Title:

Exhibit K

NOTICE TO VENDORS

_____ ___, 2003

By Certified Mail,
Return Receipt Requested

[Vendor]

Re: Transfer of Ownership – 2807 Connecticut Avenue, Washington, D.C.

Dear Tenant:

As of the date of this letter, 2807 Connecticut Avenue, Washington, D.C., has been transferred by AFG Realty Corporation, as Trustee of AFG Washington Owner’s Trust to _____________________________________________. __________________________________, as the new owner, has assumed the obligations of owner under your service contract from and after the date of this letter.

[Identify new management company or state old management company is staying in place]

From and after the date hereof, any and all notices concerning your contract should be directed to the following addresses:

   [Management Company]

                                                and

   _____________________________________________________________________________________________________________________________________________________

Further, ___________________________________________ must be listed as an additional insured on all of your insurance policies as may be required under your contract.

Thank you for your attention to this matter.

Very truly yours,

BUYER:
____________________________________________________________________________________
By: ________________________________________________________________

                                             By:___________________________
                        Name:
                        Title:

SELLER:

                                                                 AFG WASHINGTON OWNER’S TRUST

                                                                 By: AFG REALTY CORPORATION, ITS TRUSTEE

                   By: __________________________
       Name:
       Title:

Exhibit L

DESIGNATION OF PERSON RESPONSIBLE FOR
TAX REPORTING UNDER INTERNAL REVENUE CODE SECTION 6045

The undersigned [Seller’s counsel or title company], is hereby designated as the person who will make the information return and furnish the statement to the transferor as required under Section 6045 of the Internal Revenue Code of 1986, as amended.

The undersigned, hereby acknowledges that he, she or it is responsible for making and furnishing such return and statement and agrees to do so and agrees to retain this document for four years following the close of the calendar year during which the closing of the transaction described below occurs. The undersigned further acknowledges that the transferee named below and its counsel are relying on this designation and the fulfillment of the undersigned’s obligations hereunder as discharging any and all obligations they might otherwise have under Internal Revenue Code 6045.

The undersigned hereby acknowledges that he, she or it is either the person responsible for closing the transaction, the attorney for the transferee, the attorney for the transferor, the title or escrow company, or the mortgage lender, in each case within the meaning of any applicable regulations under the Internal Revenue Code Section 6045.

Name and Address of Transferor:

Name and Address of Transferee:

Address and Other Information Necessary
to Identify the Property:

Date: As of _____________, 2003           DESIGNATED PERSON

                       _________________________
                         Print Name

                         _________________________
                        Signature

Exhibit M

ESTOPPEL CERTIFICATE

TO:           ___________ (and its assignee) (“Buyer”)
       _____________________________________________________________________________________________________________________________________________________

PROPERTY:       _____________, _________, ________

LANDLORD:       _____________________________________

TENANT:       _____________________________________

PREMISES:       ___________ _______, located at the Property

LEASE:       Lease for the Premises dated _____________________________ (if applicable) as amended by:

SECURITY
DEPOSIT:       __________________________________________________ (if none, so indicate)

GUARANTOR:   __________________________________________________ (if none, so indicate)

The undersigned, having the power and authority to do so, does hereby certify that the following are true and correct statements and does hereby agree as follows with Buyer and any lender providing financing to Buyer to acquire the Property (“Lender”):

(a)   The undersigned Tenant is the present tenant under the Lease whereby Tenant has leased the Premises, which Premises contain _____ square feet.

(b)   The Lease has not been assigned, sublet, pledged, transferred, amended or modified in any respect whatsoever except for subleases to students for a term of less than 12 months as reflected on Schedule A hereto and as follows (if none, so indicate):
                 _________________________________________________________
                 _________________________________________________________

(c)   The Lease, as of the date hereof, is in full force and effect. Except as indicated herein, there is no agreement with Landlord as to the Property other than the Lease.

(d)   The undersigned has paid monthly fixed rent due under the Lease (currently $_______ per month) and additional rent (currently $_______ per month) through _____________________, 2003. There is no free rent or other rental concessions due to Tenant. No minimum or base rent or other rental has been paid in advance (except for the current month) and no security has been deposited with Landlord except the Security Deposit (if any is specified above).

(e)   The Tenant is in possession of all of the Premises, and the Premises are completed as required by the Lease. All obligations and conditions under the Lease to be performed by Landlord prior to the date hereof, if any, have been satisfied and all required contributions and payments by Landlord to Tenant, if any, have been received. Without limiting the foregoing, all work required to be performed by Landlord under the Lease has been completed as required by the Lease. [If applicable, state that other than the covenant of quiet enjoyment, Landlord has no further obligations under the Lease.] Since 1995, Tenant has made the capital repairs and improvements to the Property listed on Schedule B attached hereto and made a part hereof.

(f)   The term of the Lease commenced on __________, 19__ and expires on _____________, 20__. Tenant has the following options to extend, renew or expand or rights of first refusal or to terminate: (if none, so indicate) ____________________________________________________________
                ____________________________________________________________ Tenant has no option to purchase the Property or any part thereof.

(g)   As of the date hereof, neither Landlord nor Tenant is in default under the terms and conditions of the Lease and Tenant is not entitled to a credit, offset or deduction in rent. Tenant has not stored or disposed of hazardous materials on the Premises nor does Tenant use hazardous materials on the Premises except such cleaning and/or office supplies which are normally used in connection with property such as this.

(h)   The address for notices to be sent to Tenant is as set forth in the Lease or as set forth below (if the address set forth in the Lease is correct, please so indicate):
                 ____________________________________________________________
                 ____________________________________________________________

(i)   Tenant has not filed any petition in bankruptcy or instituted any insolvency proceedings or requested the appointment of a receiver for its assets and, to the best of Tenant’s knowledge, no such proceedings are pending or threatened against Tenant.

(j)   Tenant acknowledges and agrees that it is responsible for complying with that certain Land Use Restriction Agreement by and between Resolution Trust Corporation in its capacity as receiver of Baltimore Federal Financial, F.S.A., and Douglas Jemal, dated January 29, 1993 and recorded January 29 1993 in the land records of the District of Columbia as Instrument No. 6286 (the “LURA”) relating to the Property, including without limitation, filing all reports required thereunder, and the Property is in compliance with the LURA. Tenant has not received any notice that the Property is in violation of any law, regulation, permit or the LURA.

The undersigned understands and acknowledges that Buyer anticipates purchasing the Property and Lender anticipates financing such purchase in reliance upon this certificate and agrees that Buyer and Lender may rely upon this certificate in connection with such transaction. For purposes of this certificate, terms initially capitalized herein shall have the meanings assigned to them in the heading to this certificate.

TENANT:

___________________________________

By:_________________________________
Its:______________________________

Dated:______________________________

GUARANTOR CONSENT
(IF APPLICABLE):

The undersigned _____________________________ (“Guarantor”) hereby consents to and approves of the execution and delivery of the above certification and agrees that that certain Guarantee dated ________________ executed by Guarantor with respect to the Lease described above is in all respects ratified and confirmed and is and shall continue in full force and effect. Guarantor has no claims, defenses or offsets under the foregoing Guarantee.

______________________(GUARANTOR)

By:_________________________________
Its:______________________________

Schedule A

Rent Roll of Subleases

Schedule B

Schedule of Capital Repairs and Improvements

EXHIBIT N

TOPA LETTER